UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 7, 2016

MARRONE BIO INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36030	20-5137161
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1540 Drew Avenue, Davis, CA	95618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (530) 750-2800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 7, 2016, Marrone Bio Innovations, Inc. (the “Company”) received written notice from the staff of the Listing Qualifications Department (the “Staff”) of The NASDAQ Stock Market LLC (“NASDAQ”) indicating that, based upon the Company’s non-compliance with the $50 million market value of listed securities requirement for continued listing on The Nasdaq Global Market, as set forth in NASDAQ Listing Rule 5450(b)(2)(A), as of July 6, 2016, the date by which the Company was required to evidence compliance with that requirement, the Company’s securities would be subject to delisting unless the Company timely requests a hearing before the Nasdaq Hearings Panel (the “Panel”).

The Company intends to timely request a hearing before the Panel, which request will stay any delisting action by the Staff. At the hearing, the Company will present its plan to evidence compliance with all applicable requirements for continued listing on The Nasdaq Global Market, but the plan may include a request for the transfer of the Company’s listing to The Nasdaq Capital Market. The requirements for continued listing on the Capital Market are generally lower than the requirements for continued listing on the Global Market. In particular, the Company may evidence compliance with the applicable Capital Market listing standard by demonstrating either a market value of listed securities of $35 million or $2.5 million in stockholders’ equity.

The Company’s request for a hearing will stay any delisting action by NASDAQ pending the issuance of a decision by the Panel following the hearing and the expiration of any extension granted by the Panel as a result of the hearing. Although the Company is taking definitive steps to regain compliance with the applicable listing criteria, there can be no assurance that the Panel will grant the Company’s request for continued listing.

The Company’s common stock will continue to trade on The Nasdaq Global Market under the symbol MBII at least pending the completion of the hearing process.

The Staff’s determination follows the Company’s prior disclosure via a Current Report on Form 8-K filed on January 26, 2016, regarding the Company’s receipt of written notice from the Staff indicating that the Company’s market value of listed securities had closed below the minimum $50 million market value of listed securities threshold for the preceding 30 business days and, in accordance with the Listing Rules, the Company had been provided a grace period, through July 6, 2016, to regain compliance with that requirement.

The Company was previously granted a 180-day grace period, through October 31, 2016, to regain compliance with the minimum $15 market value of publicly held shares (“MVPHS”) and minimum $1.00 bid price requirements for continued listing on The Nasdaq Global Market, as set forth in NASDAQ Listing Rules 5450(b)(2)(C) and 5450(a)(1), respectively. Compliance with either of those requirements can be achieved if the Company’s MVPHS closes at $15 million or more or the Company’s bid price closes at $1.00 per share or more, as applicable, for a minimum of 10 consecutive business days at any time during the grace period.

Forward Looking Statements. This report contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this report regarding strategy, future operations and plans, including assumptions underlying such statements, are forward-looking statements, and should not be relied upon as representing the Company’s views as of any subsequent date. Examples of such statements include statements regarding the Company’s request for a hearing before the Panel, presentation of a plan to regain compliance, the hearing process and continued trading of its common stock on NASDAQ. Such forward-looking statements are based on information available to the Company as of the date of this report and involve a number of risks and uncertainties, some beyond its control, that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks include uncertainty regarding price and volume fluctuations in the Company’s common stock, the Company’s ability to implement any plan for continued listing on NASDAQ and potential adverse decisions by NASDAQ. Additional information that could lead to material changes in the Company’s performance is contained in its filings with the Securities and Exchange Commission. The Company is under no obligation to, and expressly disclaims any responsibility to, update or alter forward-looking statements contained in this report, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRONE BIO INNOVATIONS, INC.

Dated: July 12, 2016	By:	/s/ Linda V. Moore
Linda V. Moore
Senior Vice President, General Counsel and Secretary